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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan, 2000 Non-Employee Director Stock Option Plan and 2000 Employee Stock Purchase Plan of StorageNetworks, Inc. of our report dated January 28, 2002, with respect to the consolidated financial statements and schedule of StorageNetworks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP


Boston, Massachusetts
June 10, 2002